Exhibit 99.1
MONDEE ENHANCES CAPITAL STRUCTURE WITH ADDITIONAL PREFERRED EQUITY, EXPANDS SHARE REPURCHASE PROGRAM TO UP TO $40 MILLION
AUSTIN, Texas, Oct. 17, 2023 -- Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms in the leisure and corporate travel sectors, today announced the increase of its existing Preferred Equity Financing by up to $15 million. Consequently, the Company’s Board of Directors has authorized a $10 million expansion of the Company’s on-going share repurchase program, bringing the total size of the common stock repurchase program authorized by the Board of Directors to up to $40 million. All other terms of the repurchase program remain unchanged.
The Company has completed an amendment to its existing Preferred Equity Financing including issuing additional preferred shares for an amount of up to $15 million, $10 million of which has already been funded. The Preferred Equity continues to accumulate preferred dividend with no requirement on the part of the Company to make any cash payments pursuant to the instrument unless the investors exercise its put option in 2026.
Mondee's Chairman, CEO and Founder, Prasad Gundumogula, commented, “We are excited to further strengthen our balance sheet with additional liquidity and increase our share repurchase program, signaling our strong financial position and continued confidence in our business strategy. This expansion reflects our commitment to creating value for our shareholders while maintaining financial flexibility.”
As of now, the Company has repurchased less than $5 million of common stock originally authorized for repurchase under the program.
The share repurchase program allows the Company to buy back shares of its common stock through open market transactions or privately negotiated transactions and is subject to change at the election of its Board of Directors, subject to continued consent by its lenders, as well as subject to compliance with applicable laws and regulations. The timing and amount of repurchases will depend on various factors and may be increased or limited by the Board of Directors or lenders to an amount lower than the current Board of Directors authorized level, modified, suspended, or terminated at any time without prior notice. This program is not subject to any self-imposed Company trading restrictions and has no expiration date.
ABOUT MONDEE
Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated A.I. travel planning assistant in the market. Its network includes approximately 65,000 leisure travel advisors, freelancers and influencers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve a global customer base. For more about Mondee, please visit: mondee.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts; the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto; the ability of the Company to grow and manage growth profitably maintain relationships with customers and suppliers and retain its management and key employees; the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2023 and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.
Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.
Mondee Contacts
Investor Relations
ir@mondee.com

Public Relations
pr@mondee.com